NOTICE OF GUARANTEED DELIVERY
                                       for
        Tender of unregistered Outstanding 11 1/4% Senior Notes due 2010 in exchange for registered 11 1/4% Senior Notes due 2010
                                       of
                       VersaTel Telecom International N.V.

         As set forth in the Prospectus, dated August , 2000 (the "Prospectus"), of VersaTel Telecom International N.V., a Netherlands company (the "Company"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to exchange all of its outstanding 11 1/4% Senior Notes due 2010 (the "Outstanding Notes") if (i) certificates representing the Outstanding Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

       The Exchange Agent for the Exchange Offer is The Bank of New York.

                        To contact The Bank of New York:

            In the USA:                           In the United Kingdom:
            The Bank of New York                  The Bank of New York
            101 Barclay Street                    30 Cannon Street
            New York, New York 10286              London EC4M 6XH
            Attn: Gertrude Jeanpierre             Attn: Emma Wilkes
            Telephone: (212) 815-5920             Telephone:  (44-20) 7964-7235
            Facsimile: (212) 815-6339             Facsimile:  (44-20) 7964-7294


         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission via facsimile to a number other than as set forth above, will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

         The undersigned understands that tenders of Outstanding Notes will be accepted only in authorized denominations. The undersigned understands that tenders of Outstanding Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., London time, on the Expiration Date. Tenders of Outstanding Notes may also be withdrawn if the Exchange Offer is terminated without any such Outstanding Notes being purchased thereunder or as otherwise provided in the Prospectus.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s)         Name(s) of Registered Holder(s):
or Authorized Signatory:
Principal Amount of Outstanding Notes       Address:
Tendered:                                   Area Code and Telephone No.:
Certificate No(s). of Outstanding Notes     If Outstanding Notes will be
(if available):                             delivered by book-entry transfer at
                                            The Depository Trust Company, insert
Date:                                       Depository Account No.:


This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Notes exactly as its (their) name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)


Name(s):


Capacity:


Address(es):



Do not send Outstanding Notes with this form. Outstanding Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

                                    GUARANTEE

                    (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each Holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Outstanding Notes complies with such Rule 14e-4, and (c) guarantees that, within five business days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

The undersigned acknowledges that it must deliver the Letter of Transmittal and Outstanding Notes tendered hereby to the Exchange Agent within the time period set forth and that failure to do so could result in financial loss to the undersigned.


         Name of Firm:
         Address:                               Authorized Signature
                                                Name:
         Area Code and Telephone Number:        Title:
                                                Date: